LETTER OF AMENDMENT

To:                      Stock Incentive Plan Award Recipients

From:                      Scarlett May, VP, General Counsel & Secretary

Date:                      ___________, 2011

Subject:	Awards Granted under the Ruby Tuesday, Inc. 1996 Stock Incentive Plan and/or Ruby Tuesday, Inc. 2003 Stock Incentive Plan (collectively, the “Plans”)

The purpose of this letter is to communicate a modification to one or more option and/or restricted stock awards previously granted to you under one or both of the Plans, as identified below.  The Compensation Committee (the “Committee”) of the Board of Directors of Ruby Tuesday, Inc. (the “Company”), in its capacity as the administrative committee under each of the Plans, has approved a change to accelerated vesting opportunities under affected awards.  This change was adopted at the Committee meeting on August 23, 2011 (the “Effective Date”).  Our records indicate that you are the recipient of the following equity award or awards granted under the Plans (the “Award” or, if more than one, collectively, the “Awards”):

[List each Award by type (i.e., option or restricted stock), date of grant and plan under which the Award was granted.]

With respect to the Award(s), the Committee has approved a change in the definition of “Change in Control.”  This definition applies for purposes of the vesting provisions of your Award(s).  Effective as of the Effective Date, for purposes of your Award(s), “Change in Control” means any one of the following events:

(i)           the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control:  (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate.

(ii)           within any twelve-month period (beginning on or after the Effective Date), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

(iii)           the consummation of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iv)           the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or

(v)           the liquidation or dissolution of the Company.

Capitalized terms used, but not defined, in the above Change in Control definition shall have the meanings ascribed to them in your Award(s) or, if applicable, the Plans.  Except for the provisions of this letter, the terms of your Award(s), and the governing provisions of the Plan, remain unchanged.  This letter should be kept with all other documentation reflecting your Award(s).

I am pleased to be able to inform you of this development on behalf of the Committee.  If you have any questions, please contact me at your convenience.